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                                  Exhibit 24.2



               Certified Directors' Resolutions as to Signing of
             Registration Statement Pursuant to Powers of Attorney





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Certified to be a true and correct copy of the resolutions adopted by the Board of Directors of CIGNA Corporation at a meeting held on July 28, 1993, a quorum being present, and such resolutions are still in full force and effect as of this date of certification, not having been amended, modified or rescinded since the date of their adoption.

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                      RESOLVED, That the Corporation be, and
                it hereby is, authorized to reserve for
                issuance and to issue up to 1,500,000 shares of its Common Stock, par value $1.00 per share (together with 1,500,000 related Rights to Purchase Junior Participating Preferred Stock, Series D ("Rights")), to the CIGNA Savings and Investment Plus Plan (the "Plan") and the participants therein pursuant to the terms set forth in the Plan, and that such shares (hereinafter "Reserved Shares") and attached Rights, when issued in accordance with the terms of the Plan upon delivery of consideration called for thereunder, shall be validly issued, fully paid and non-assessable, with no personal liability attached thereto.

                      RESOLVED, That the Chairman and Chief
                Executive Officer, any Vice President, the
                Secretary, the Treasurer (herein referred to as "the Proper Officers of the Corporation") and any other required Officer of the Corporation be, and each such Officer hereby is, authorized (a) to prepare, execute and file with the Securities and Exchange Commission ("SEC") on behalf and in the name of the Corporation a registration statement on such form, and any and all amendments thereto (including post-effective amendments),




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                exhibits and other documents relating thereto
                (including amended, revised and additional exhibits) (collectively, the "Registration Statement"), as any such Officer shall determine to be necessary or appropriate for registration under the Securities Act of 1933, as amended, of the offer and sale of (i) 1,500,000 shares of the Corporation's Common Stock, par value $1.00 per share (together with related Rights), (ii) shares and related Rights, if any, previously the subject of registration in connection with the Plan but not yet issued on the date the Registration Statement is filed, and (iii) as permitted in rules promulgated by the SEC, an indeterminate number of participation interests in the Plan; and (b) to prepare and distribute, as required or permitted by the rules of the Securities and Exchange Commission, any prospectus, prospectus supplement or amended prospectus relating to the Registration Statement.


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                      RESOLVED, That each Officer and
                Director of the Corporation who may be
                required to execute the Registration Statement (whether on behalf of the Corporation or as an Officer or Director thereof) is hereby authorized to execute and deliver a power of attorney appointing such person or persons named therein as true and lawful attorneys and agents to execute said Registration Statement in the name, place and stead (in any such capacity) of any such Officer or Director, and to file any such power of attorney together with the Registration Statement with the Securities and Exchange Commission.

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Date:  December 31, 1993   /s/ CAROL J. WARD
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                           Carol J. Ward
                           Corporate Secretary





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